Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 8, 2013

Contact:                                                Jill McMillan, Director, Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY ANNOUNCES PUBLIC OFFERING OF COMMON UNITS

DALLAS, January 8, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) today announced the commencement of an underwritten public offering of 7,500,000 common units representing limited partner interests of the Partnership. The Partnership will also grant the underwriters a 30-day option to purchase up to 1,125,000 additional common units.  Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Morgan Stanley and RBC Capital Markets will act as joint book-running managers for the public offering.

Concurrent with the public offering, the Partnership intends to offer 2,700,000 common units to certain funds affiliated with Magnetar Capital in a privately negotiated transaction.

The Partnership intends to use the net proceeds from these issuances, including any net proceeds from the underwriters’ exercise of their option pursuant to the public offering, for capital expenditures for currently identified projects, including the Cajun-Sibon natural gas liquids pipeline expansion, and for general partnership purposes.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the public offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering:

•                                          Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone (800) 326-5897 or by email cmclientsupport@wellsfargo.com;

•                                          BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                                          Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•                                          Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014. By telephone (866) 718-1649 (toll free) or (917) 606-8474 or by e-mailing prospectus@morganstanley.com;

•                                          RBC Capital Markets, Attn: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281. By telephone (877) 822-4089.

The common units to be issued pursuant to the public offering and the direct placement will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns combined general and limited partner interests of approximately 22 percent and the incentive distribution rights of Crosstex Energy, L.P.

This press release contains forward-looking statements. These statements are based on certain assumptions made by the Partnership based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate in the circumstances.  These statements include, but are not limited to, statements with respect to the Partnership’s financial flexibility and prospects.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.  These risks include, but are not limited to, risks discussed in the Partnership’s filings with the Securities and Exchange Commission. We therefore caution you against relying on any of these forward-looking statements.  The Partnership has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.